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                                                                       EXHIBIT 4

                             JOINT FILING STATEMENT

         We, the undersigned, hereby express our agreement that the attached
Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(a) under the Securities Exchange Act of 1934.

                               2000 RIVERSIDE CAPITAL APPRECIATION FUND, L.P.

                               By: RIVERSIDE CAPITAL ASSOCIATES 2000, LLC, its General Partner



                                        By:      /s/ Stewart A. Kohl
                                                 ------------------------------
                                                 Stewart A. Kohl
                                                 Co-Chief Executive Officer

                               TDG HOLDING COMPANY



                                        By:      /s/ Stuart Baxter
                                                 ------------------------------
                                                 Stuart Baxter
                                                 President

                               RIVERSIDE CAPITAL ASSOCIATES 2000, LLC



                                        By:      /s/ Stewart A. Kohl
                                                 ------------------------------
                                                 Stewart A. Kohl
                                                 Co-Chief Executive Officer


                               /s/ Stewart A. Kohl
                               ------------------------------------------------
                               Stewart A. Kohl, individually


                               /s/ Bela Szigethy
                               ------------------------------------------------
                               Bela Szigethy, individually